UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 13, 2006
Conexant Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4000 MacArthur Boulevard
Newport Beach, CA 92660-3095
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 483-4600
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01. Entry into a Material Definitive Agreement.
      On November 13, 2006, Conexant System, Inc. (the “Company”) completed the sale of $275 million aggregate principal amount of its Floating Rate Senior Secured Notes due 2010 (the “Notes”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold pursuant to a Purchase Agreement, dated November 7, 2006, among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC (the “Initial Purchasers”), and were issued pursuant to an Indenture, dated as of November 13, 2006, among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).
      The net proceeds from the offering, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $266.8 million. The Company intends to apply the net proceeds from the offering of the Notes, together with available cash, cash equivalents and marketable securities on hand, to repay at maturity or otherwise retire its outstanding 4% convertible subordinated notes due February 1, 2007.
      The Company will pay interest on the Notes, payable and reset quarterly, on February 15, May 15, August 15 and November 15 of each year, at a rate per annum equal to three-month LIBOR plus 3.75%. The Notes will mature on November 15, 2010.
      The Company may redeem some or all of the Notes at any time on or after November 15, 2008. The redemption prices are 102% of the principal amount plus accrued and unpaid interest on the Notes if redeemed during the twelve-month period beginning on November 15, 2008; 101% of the principal amount plus accrued and unpaid interest on the Notes if redeemed during the twelve-month period beginning on November 15, 2009; and 100% of the principal amount plus accrued and unpaid interest on the Notes if redeemed thereafter. The Company may also redeem up to 35% of the Notes before November 15, 2008 with the proceeds of certain equity offerings at a redemption price of 100% of the principal amount of the Notes redeemed plus a premium equal to the interest rate per annum on the Notes applicable on the date on which notice of redemption was given, together with accrued and unpaid interest, if any, to the date of redemption. If the Company sells certain of its assets or experiences specific kinds of changes in control, it must offer to purchase the Notes.
      The Notes rank equally in right of payment with all of the Company’s existing and future senior debt and senior to all of its existing and future subordinated debt. The Notes are guaranteed by certain of the Company’s domestic subsidiaries. The guarantees rank equally in right of payment with all of the Subsidiary Guarantors’ existing and future senior debt and senior to all of the Subsidiary Guarantors’ existing and future subordinated debt.
      The Notes and guarantees (and certain hedging obligations that may be entered into with respect thereto) are secured by first-priority liens, subject to permitted liens, on substantially all of the Company’s and the Subsidiary Guarantors’ assets (other than accounts receivable and proceeds therefrom and subject to certain exceptions), including, but not limited to, the intellectual property, owned real property, plant and equipment now owned or hereafter acquired by the Company and the Subsidiary Guarantors.
      The Indenture, among other things, limits the Company’s ability and the ability of the Company’s restricted subsidiaries (as defined in the Indenture), subject to a number of exceptions and qualifications, to: incur, assume or guarantee additional indebtedness; issue redeemable stock and preferred stock; repurchase capital stock; make other restricted payments including, without limitation, paying dividends and making investments; create liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into agreements that restrict dividends from subsidiaries; enter into mergers or consolidations; enter into transactions with affiliates; guarantee indebtedness; and enter into sale-leaseback transactions.
      In connection with the sale of the Notes, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement, dated as of November 13, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to use their commercially reasonable efforts to file with the SEC and cause to become effective a registration statement under the Securities Act relating to an offer to exchange the Notes for an issue of notes registered under the Securities Act with terms identical to the Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate). The Company and the Subsidiary Guarantors will use their commercially reasonable efforts to complete the exchange offer within 270 days after issuing the Notes. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances.
      The above descriptions of certain terms and conditions of the Indenture, the form of the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full texts of the Indenture, the form of the Notes and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.
      The Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
      The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

4.1	Indenture, dated as of November 13, 2006, among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of Floating Rate Senior Secured Note due 2010 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of November 13, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC.
By:	/s/ Dennis E. O'Reilly
	Name:	Dennis E. O'Reilly
	Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: November 16, 2006

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated as of November 13, 2006, among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of Floating Rate Senior Secured Note due 2010 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of November 13, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers.